Exhibit 4.03

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Uranium One Inc. on Form F-80 of our report dated August 23, 2006, appearing in the Annual Report on Form 40-F of Energy Metals Corporation for the year ended June 30, 2006, which is part of such Registration Statement.

/s/ Davidson & Company LLP
Vancouver, Canada	Chartered Accountants

June 25, 2007

A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, B.C., Canada V7Y 1G6
Telephone (604) 687-0947 Fax (604) 687-6172

Uranium One Inc.

Toronto, Ontario

Ladies and Gentlemen:

Re: Registration Statement on Form F-80

With respect to the subject registration statement, we acknowledge our awareness of the incorporation by reference therein of our compilation report relating to the unaudited pro forma consolidated balance sheet of Energy Metals Corporation as at September 30, 2006 and the unaudited pro forma consolidated statement of operations for the year ended June 30, 2006 and for the three months ended September 30, 2006, dated December 7, 2006.

We are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for the compilation report because it is not considered a “report” or a “part” of a registration statement prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

Yours very truly,

/s/ Davidson & Company LLP
Chartered Accountants
June 25, 2007

A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, B.C., Canada V7Y 1G6
Telephone (604) 687-0947 Fax (604) 687-6172